INDEPENDENT AUDITORS'CONSENT



We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated March 7, 2005, relating to the consolidated financial statements of Wimax EU, Ltd.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Jewett Schwartz & Associates
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JEWETT SCHWARTZ & ASSOCIATES


Hollywood, Florida
November 29, 2005